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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our
report included in this Registration Statement File No. 333-   (the
"Registration Statement") and to the incorporation by reference in this Registration Statement of our report dated February 16, 2001 included in Neuberger Berman Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2000, and to all references to our Firm included in this Registration Statement.

/s/ Arthur Andersen LLP

New York, New York
June 6, 2001

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